UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Cambridgepark Drive Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 30, 2024, the Board of Directors of Seres Therapeutics, Inc. (the “Company”) set the date of the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) as April 4, 2024. Holders of record at the close of business on February 12, 2024 will be entitled to receive notice of and to vote at the meeting and any continuation, adjournments or postponements thereof. The Annual Meeting will be held virtually by means of remote communication. The details of the virtual Annual Meeting, including how stockholders can log into the virtual meeting, vote and submit questions, will be disclosed in the Company’s definitive proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission.

Any stockholder seeking to bring business before the Annual Meeting or to nominate a director for election at the Annual Meeting must provide timely notice, as set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Specifically, written notice of any proposed business or nomination must be received at the Company’s principal executive offices at 101 Cambridgepark Drive, Cambridge, MA 02140 no later than February 9, 2024. Any notice of proposed business or nomination must comply with the specific requirements set forth in the Bylaws. In addition to satisfying the requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2024	SERES THERAPEUTICS, INC.

	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Chief Legal Officer and Executive Vice President